UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Vincent Donargo

On September 7, 2023, Vincent Donargo notified the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), that he has elected to step down as Chief Financial Officer of the Company, effective December 31, 2023. Mr. Donargo has agreed to continue in an advisory role with the Company until his retirement on April 30, 2024.

Appointment of David A. Lunin

In connection with Mr. Donargo’s planned retirement, the Board appointed David A. Lunin to serve as Executive Vice President and Chief Financial Officer Designate of the Company, effective September 11, 2023. Mr. Lunin will assume the role as Executive Vice President and Chief Financial Officer of the Company on January 1, 2024.

Prior to joining the Company, Mr. Lunin, age 42, served in progressive roles with Goldman Sachs & Co. LLC (“Goldman Sachs”) from July 2010 to May 2023, most recently serving in the position of Managing Director, Financial Institutions Group from January 2022 to May 2023. Prior to this position, Mr. Lunin served as Vice President, Mergers and Acquisitions Group from September 2020 to July 2021 and as Investment Banking Vice President, Global Natural Resources, from 2014 to September 2020. Prior to Goldman Sachs, he served as Research Associate with Cornerstone Research and Associate with LECG, LLC. Mr. Lunin earned a Bachelor of Business Administration degree from George Washington University, a Master of Arts degree from Johns Hopkins University, and a Masters of Business Administration degree from Columbia Business School.

In connection with Mr. Lunin’s appointment, the Company and Mr. Lunin entered into an Offer Letter (the “Offer Letter”), pursuant to which Mr. Lunin will receive an annual base salary of $475,000. Mr. Lunin will also be eligible to participate in the Company’s annual bonus plan with a target bonus equal to 100% of his annual base salary, with a potential range from 50% (if minimum performance is achieved) to 150% (if maximum performance is achieved) of his annual base salary. The receipt of any portion of the bonus award, however, will be subject to the satisfaction of all individual, financial or Company performance metrics imposed upon the bonus award. In the event that Mr. Lunin earns a bonus award pursuant to this plan for fiscal year 2023, the award will be prorated to reflect the number of days during 2023 that Mr. Lunin was employed by the Company. Mr. Lunin will also be eligible to receive annual equity compensation awards pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”), with an annual target LTIP award value equal to 80% of his annual base salary, with a potential range of 40% (if minimum performance is achieved) to 120% (if maximum performance is achieved) of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Lunin’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics, and will be eligible to cliff vest at the end of a three-year period. In the event that Mr. Lunin earns an LTIP award for fiscal year 2023, the award will not be prorated. In addition, Mr. Lunin received a one-time equity grant of 20,000 phantom units pursuant to the LTIP that will vest on the third anniversary of his employment with the Company. Mr. Lunin will also be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

There is no arrangement or understanding between Mr. Lunin and any other persons pursuant to which he was appointed to be Executive Vice President and Chief Financial Officer Designate of the Company, and there are no family relationships among Mr. Lunin and any of the executive officers or directors of the Company. There have been no transactions nor are there any proposed transactions between the Partnership and Mr. Lunin that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the complete text of the Offer Letter, which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 7.01 Regulation FD Disclosure.

On September 12, 2023, the Partnership issued a press release announcing the leadership changes described in Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 12, 2023
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

September 12, 2023	By:	/s/ Todd Borgmann
Name: Todd Borgmann
Title: Chief Executive Officer